Exhibit 10.5d

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amendment”) is entered into effective as of the first day of October, 2011, by and between Stereotaxis, Inc. (the “Company”) and Michael P. Kaminski (“Employee”), collectively referred to herein as the “Parties”.

WHEREAS, the Company and Employee entered into an At-Will Employment Agreement dated April 17, 2002, as amended by a First Amendment to Employment Agreement dated May 29, 2008, as further amended by a Corrected Second Amendment to Employment Agreement dated as of August 5, 2009 (the “Employment Agreement”); and

WHEREAS, the Company and Employee have mutually agreed that Employee’s base salary shall be temporarily reduced for a period of 18 months in order that the Company may reduce its operating expenses during such period.

NOW, THEREFORE, the Parties agree as follows:

1. For the period beginning on October 1, 2011, through March 31, 2013, Employee’s annual base salary amount set forth in Section 1.2 of the Employment Agreement shall be $352,000. Effective April 1, 2013, Employee’s annual base salary amount set forth in Section 1.2 of the Employment Agreement shall be $420,000.

2. For purposes of salary continuation payments in the event of a termination of Employee’s employment without Cause under Section 1.5(b) of the Employment Agreement, or in the event of a Change of Control of the Company under Section 1.5(c) of the Employment Agreement, Employee’s monthly base salary on the date of termination shall be determined based on an annualized base salary equal to the greater of Employee’s base salary as of September 30, 2011, or Employee’s annualized base salary in effective immediately prior to termination without Cause or Change of Control, as the case may be. Further, in the event of a Change of Control of the Company as described in Section 1.5(c), the comparable salary held immediately prior to the Change of Control shall be deemed to be the greater of Employee’s annualized base salary in effect on September 30, 2011, or the salary held immediately prior to the Change of Control.

3. All other provisions of the Employment Agreement not hereby amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first written above.

STEREOTAXIS, INC.

By       /s/ Fred A. Middleton

Name: Fred A. Middleton

Title:   Chairman

Employee:

/s/ Michael P. Kaminski